Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

The Board of Directors

Dialogic Corporation

We consent to the incorporation by reference in the registration statement (Nos. 333-170005 and 333-163908) on Form S-8 and Form S-3, respectively, of Dialogic Inc. of our report dated July 10, 2010 (except as to note 2(c), which is as of October 1, 2010), with respect to the consolidated balance sheet of Dialogic Inc. (formerly Dialogic Corporation) and subsidiaries as of December 31, 2009, and the related consolidated statements of operations, stockholders’ equity (deficit), and cash flows for the year then ended, which report appears in the December 31, 2010 annual report on Form 10-K of Dialogic Inc.

/s/ KPMG LLP

Montréal, Canada

March 31, 2011

KPMG LLP is a Canadian limited liability partnership and a member firm of the KPMG network of independent member firms affiliated with KPMG International Cooperative

(“KPMG International”), a Swiss entity. KPMG Canada provides services to KPMG LLP.